UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 15, 2009

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 15, 2009, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company had reached a settlement agreement on its application for approval of the OU Spirit wind farm pending before the Oklahoma Corporation Commission (“OCC”).  As previously disclosed, the Company signed contracts on July 31, 2008 for approximately 101 megawatts of wind turbine generators and certain related balance of plant engineering, procurement and construction services associated with the OU Spirit wind project in western Oklahoma (“OU Spirit”).  The Company, the OCC Staff, the Attorney General’s Office of Oklahoma, The Oklahoma Industrial Energy Consumers and the OG&E Shareholders Association all agreed to ask the OCC to approve settlement terms that would provide pre-approval of OU Spirit and authorize the Company to begin recovering the costs of OU Spirit through a rider mechanism as the individual turbines are placed into service which is expected in November and December 2009.  The settlement agreement also assigns to the Company’s customers the proceeds from the sale of OU Spirit renewable energy credits to the University of Oklahoma.  The settlement agreement permits the recovery of up to $270 million of eligible construction costs, including recovery of the costs of the conservation project for the lesser prairie chicken as previously disclosed; however, the Company may request approval of any cost in excess of $270 million in the Company’s next general rate case.  The net impact on the average residential customer’s 2010 electric bill is estimated to be approximately 90 cents per month, decreasing to 80 cents per month in 2011.  OU Spirit is expected to be added to the Company’s regulated rate base as part of a general rate case in 2011, at which time the rider would cease.  A copy of the Company’s press release announcing the settlement agreement is attached as Exhibit 99.01 and incorporated herein by reference.  The Settlement Agreement is incorporated herein by reference as Exhibit 99.02 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated October 15, 2009, announcing OG&E’s ‘OU Spirit’ wind farm agreement reached.
99.02	Copy of Settlement Agreement dated October 15, 2009. (Filed as Exhibit 99.02 to OGE Energy’s Form 8-K filed October 21, 2009 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

October 21, 2009